                                                                 EXHIBIT e(1)(i)

                              AMENDED AND RESTATED
                             SCHEDULE OF PORTFOLIOS

                               WITH RESPECT TO THE

                             DISTRIBUTION AGREEMENT
                               (FEBRUARY 26, 2001)

                                     BETWEEN

                           ING VARIABLE PRODUCTS TRUST
                   (FORMERLY PILGRIM VARIABLE PRODUCTS TRUST)

                                       AND

                           ING FUNDS DISTRIBUTOR, INC.
                     (FORMERLY ING PILGRIM SECURITIES, INC.)


                                                   LAST CONTINUED/
                PORTFOLIOS                        APPROVED BY BOARD     REAPPROVAL DATE
----------------------------------------------    -----------------    -----------------
ING VP Convertible Portfolio                        July 11, 2002      September 1, 2003
ING VP Growth + Value Portfolio                     July 11, 2002      September 1, 2003
ING VP Growth Opportunities Portfolio               July 11, 2002      September 1, 2003
ING VP High Yield Bond Portfolio                    July 11, 2002      September 1, 2003
ING VP International Value Portfolio                July 11, 2002      September 1, 2003
ING VP LargeCap Growth Portfolio                    July 11, 2002      September 1, 2003
ING VP MagnaCap Portfolio                           July 11, 2002      September 1, 2003
ING VP MidCap Opportunities Portfolio               July 11, 2002      September 1, 2003
ING VP Research Enhanced Index Portfolio            July 11, 2002      September 1, 2003
ING VP SmallCap Opportunities Portfolio             July 11, 2002      September 1, 2003
ING VP Financial Services Portfolio                 July 11, 2002      September 1, 2003
ING VP International Portfolio                      July 11, 2002      September 1, 2003
ING VP International SmallCap Growth Portfolio      July 11, 2002      September 1, 2003